Amendment of Registration Rights Agreement

This Agreement amends the Registration Rights Agreement described below insofar as necessary for the Investor whose name appears below to become a party to such Agreement with respect to the Registrable Securities, as defined below, underlying the Notes acquired by the Investor.

R E C I T A L S:

In connection with the private placement of its Series A Convertible Preferred Stock completed in May and June 2016, Air Industries Group (the “Company”) and the purchasers of the shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) sold in the offering entered into a Registration Rights Agreement dated May 26, 2016 (the “Registration Rights Agreement”).  The Investor has acquired one of the Company’s 12% Subordinated Convertible Notes due December 31, 2017 (the “Notes”) sold pursuant to a Private Placement Memorandum dated August  4 , 2016.    The Investor and the Company are entering into this Agreement to amend the Registration Rights Agreement in the following respects:

1.
The shares of Series A Preferred Stock or Common Stock of the Company acquired upon conversion of the Notes in accordance with the terms of the Notes and the shares of Common Stock acquired upon conversion of the Series A Preferred Stock in accordance with the terms of the Certificate of Designation authorizing the issuance of the Series A Preferred Stock, and any shares of Series A Preferred Stock issued in lieu of payment of cash dividends thereon, shall be included as “Registrable Securities” as defined in the Registration Rights Agreement and shall be included in any Registration Statement filed pursuant to the Registration Rights Agreement.

2.	By executing this amendment, the undersigned becomes a party to the Registration Rights Agreement, as hereby amended, subject to the obligations thereunder.

3.	This amendment may be executed in counterparts, all of which taken together shall constitute one amendment to the Registration Rights Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Amendment to the Registration Rights Agreement as of August __, 2016.

INVESTOR: If an individual: _____________________ Name: If an entity: Name of Entity: __________________ By: __________________ Name: Title	AIR INDUSTRIES GROUP By: ____________________ Daniel R. Godin President and CEO